Exhibit 10.1

Date: August 1, 2007	Contract No. 750413070801

Non-Commitment Short-Term Revolving Credit Facility Agreement
(English Translation)

(1)	Citibank (China) Co., Ltd., Shenzhen Branch (hereinafter referred as the “Bank”)
Address: 9/F, Citic Building, Shennan Road, Central, Shenzhen, China

(2)	Shenzhen Ritar Power Co., Ltd., (hereinafter referred as “the Client”)
Address: No.9 Building of Fuqiao Second Industry Zone, Qiaotou village, Fuyong town, Bao’an Area, Shenzhen, China

The parties hereby enter into an agreement (the “Agreement”) as follows:

1.	The attached ordinary terms and conditions of credit facility agreement and any other attached documents are a part of the Agreement.

2.
Maximum line of credit: US $5,000,000 or equivalent amount in Renminbi (“RMB”)

For the purpose of calculating the maximum amount of line of credit, the Bank shall be entitled to use an exchange rate determined by itself. In any event that the outstanding balance exceeds the maximum line of credit due to the fluctuation of the exchange rate, the Bank shall have the right to request an immediate repayment of the amount exceeding the maximum line of credit from the Client.

3.	Financing Currency: US Dollar or RMB.

4.	Types of loan and amount:

•	Discount: up to RMB 23,000,000
•	Account Payables: up to RMB 23,000,000
•	Export Financing: up to US$ 1,750,000
•	Pre-Clearing Risk: up to US$ 200,000

Under no circumstance should the aggregate amount of outstanding balance of Discount and Account Payables exceed RMB 23,000,000. In no event should the aggregate amount of outstanding balance of all the above types of loan exceed the maximum line of credit.

5.	Terms of loan:

•	Discount: three months
•	Account Payables: three months
•	Export Financing: five months
•	Pre-Clearing Risk: twelve months

6.	Interest Rate / Commission Rate

•	Discount: the discount rate shall be determined pursuant to the relevant documents attached
•	Account Payables: the interest rate shall be determined pursuant to the relevant documents attached.
•	Export Financing: the interest rate shall be determined by relevant documents attached.

7.	Use of loan:

•	Use of loans of Discount, Account Payables and Export Financing: working capital and purchase of raw materials
•	Use of loans of Pre-Clearing Risk: hedging transaction

8.	Guaranty and guarantor:

•	to provide a cash guaranty by entering into a pledge agreement between the Client and the Bank
•	to provide a guaranty by a letter of guarantee issued by Shanghai Ritar Power Co., Ltd.
•	to provide a guaranty by a letter of guarantee issued by Jiada Hu
•	to provide a guaranty by a letter of guarantee issued by Hengying Peng

9.	Penalty interest rate: As set forth in Section 12 of the ordinary terms and conditions of credit facility agreement, the penalty interest rate shall be equal to:

RMB: the minimum penalty rate permitted under relevant regulations of the People’s Bank of China (including the principal and interest)

US Dollar: the rate determined by the Bank.

10.	Facility fee: the Client shall pay the facility fee to the Bank in due course according to the notice of facility fee issued by the Bank from time to time.

11.	Special conditions regarding Pre-Clearing Risk:

In any event that the Bank has determined that the loss calculated based on a market price reaches a fixed amount or rate (determined by the Bank), the Bank shall have the absolute discretion to request for additional deposit security. The Client hereby agrees that it will enter into a relevant pledge agreement within two business days following receipt of such request from the Bank and deposit required amount of money in the Bank according to relevant rules and regulations of the Bank and the State.

IN WITNESS WHEREOF, the authorized representatives of both parties hereto have executed the Agreement as of the date first set forth above and the Agreement comes into effect as of the execution date.

Bank:

Citibank (China) Co., Ltd., Shenzhen Branch

By: /s/ Jiannan Zhang
(Representative of Bank)

Client:

Shenzhen Ritar Power Co., Ltd.

By: /s/ Jiada Hu
(Representative of Client)

Witnessed/Verified by: /s/Jack Chen (Manager)